                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                 PERCENTAGE OF
                                                                    VOTING
                                                                  SECURITIES
                                                                   OWNED BY
                                                     ORGANIZED     IMMEDIATE
                 NAME OF COMPANY                   UNDER LAWS OF    PARENT
                 ---------------                   ------------- -------------
Atlantic Richfield Company (Registrant)...........   Delaware
Subsidiaries of Registrant in consolidated
 financial statements, as of December 31, 1997:
  ARCO Alaska, Inc................................   Delaware        100.0
  ARCO Chemical Company...........................   Delaware         82.3
  ARCO Transportation Alaska, Inc. ...............   Delaware        100.0
  Vastar Resources, Inc. .........................   Delaware         82.2

  The subsidiaries whose names are not listed above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.